UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 29, 2018

MITU RESOURCES INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55315	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gregorio Luperón #7 Puerto Plata, Dominican Republic	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (829) 876-4960

Former Name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01Entry into a Material Definitive Agreement.

On March 29, 2018, Mitu Resources Inc., a Nevada corporation (the “Company”), entered into a First Amendment to the Exclusive License and Distribution Agreement (the “First Amendment”) with HeadWind Technologies Ltd. (“HeadWind”), amending the Exclusive License and Distribution Agreement dated February 7, 2018, by and between the Company and HeadWind (the “License Agreement”).  Pursuant to the terms of the License Agreement, the Company was granted various intellectual property rights related to “Wind Shark,” a new type of self-starting, vertical axis wind turbine created to change the way low wind turbines are defined, in exchange for a license fee of $400,000 to be paid in three tranches, and a continuing royalty payment equal to 3% of the gross sales price for sales by the Company of the licensed products during the term of the License Agreement.

Pursuant to the First Amendment, the parties agreed to amend the provisions in the License Agreement related to the payment of the $400,000 license fee due to HeadWind.  Specifically, pursuant to the terms of the First Amendment, the first payment in the amount of $50,000 is due to HeadWind within three (3) days following the date of the First Amendment, the second payment in the amount of $50,000 is due to HeadWind within ten (10) days following the date of the first payment, and the third payment in the amount of $300,000 is due to HeadWind within thirty (30) days following the date of the First Amendment.  If the Company fails to make the third payment to HeadWind, the Company agrees to create a new class of preferred stock and issue to HeadWind the number of shares of preferred stock equal in fair market value to the amount of the third payment due pursuant to the First Amendment.  The Company’s Chief Executive Officer, Mr. Simeon Francisco, also guaranteed the payment of the license fee to HeadWind under the First Amendment. As security for such guarantee, Mr. Francisco agreed that if the Company fails to make either the second or third payment due pursuant to the terms of the First Amendment, Mr. Francisco will pledge 100% of the shares of common stock of the Company held by him to HeadWind, which constituted 50% of the issued and outstanding shares of common stock of the Company as of the date of the First Amendment.  Mr. Francisco further agreed that he will not sell, assign, transfer or otherwise encumber his shares of the Company’s common stock until the license fee due to HeadWind has been paid in full.

The foregoing description of the License Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the License Agreement which is attached as Exhibit 10.01 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2018.  The foregoing description of the First Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
10.1	First Amendment to the Exclusive License and Distribution Agreement between Mitu Resources Inc. and HeadWind Technologies Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITU RESOURCES INC.,

a Nevada Corporation

Dated:  April 17, 2018By:  /s/ Simeon Leonardo Reyes Francisco

         Simeon Leonardo Reyes Francisco

         President and Chief Executive Officer